                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY

________________________________________________________________________________


                         HOUSEHOLD AFFINITY CREDIT CARD
                               MASTER NOTE TRUST I

                                 TRUST AGREEMENT

                   HOUSEHOLD AFFINITY FUNDING CORPORATION III,

                                   Transferor

                                       and

                            WILMINGTON TRUST COMPANY,

                                  Owner Trustee

                          Dated as of February 14, 2003


________________________________________________________________________________

                                TABLE OF CONTENTS


ARTICLE I   DEFINITIONS .....................................................  1

     SECTION 1.01  CAPITALIZED TERMS ........................................  1

     SECTION 1.02. OTHER DEFINITIONAL PROVISIONS ............................  3

ARTICLE II  ORGANIZATION ....................................................  4

     SECTION 2.01. NAME .....................................................  4

     SECTION 2.02. OFFICE ...................................................  4

     SECTION 2.03. PURPOSES AND POWERS; TRUST TO OPERATE AS A SINGLE
                   PURPOSE ENTITY ...........................................  4

     SECTION 2.04. APPOINTMENT OF OWNER TRUSTEE .............................  4

     SECTION 2.05. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE .............  5

     SECTION 2.06. DECLARATION OF TRUST .....................................  5

     SECTION 2.07. TITLE TO TRUST ESTATE ....................................  5

     SECTION 2.08. SITUS OF TRUST; PRINCIPAL OFFICE OF OWNER TRUSTEE.........  5

     SECTION 2.09. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR .............  5

     SECTION 2.10. LIABILITY OF HOLDERS OF THE CERTIFICATES .................  6

     SECTION 2.11. PAYMENTS AND DISTRIBUTIONS. ..............................  6

     SECTION 2.12. FISCAL YEAR. .............................................  7

     SECTION 2.13. CLOSING. .................................................  7

     SECTION 2.14. BOOKS AND RECORDS. .......................................  7

     SECTION 2.15. LIMITATION ON LIABILITY OF TRANSFEROR AND OTHERS .........  7

ARTICLE III CERTIFICATES ....................................................  8

     SECTION 3.01. INITIAL OWNERSHIP ........................................  8

     SECTION 3.02. FORM OF CERTIFICATES .....................................  8

     SECTION 3.03. AUTHENTICATION OF CERTIFICATES ...........................  8

     SECTION 3.04. RESTRICTIONS ON TRANSFER .................................  8

     SECTION 3.05. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATE .........  8

     SECTION 3.06. ISSUANCE OF NEW TRANSFEROR CERTIFICATES ..................  9

ARTICLE IV  ACTIONS BY OWNER TRUSTEE ........................................ 11

     SECTION 4.01. PRIOR NOTICE TO TRANSFEROR WITH RESPECT TO CERTAIN
                   MATTERS .................................................. 11

     SECTION 4.02. RESTRICTIONS ON POWER .................................... 11

ARTICLE V   AUTHORITY AND DUTIES OF OWNER TRUSTEE ........................... 12

     SECTION 5.01. GENERAL AUTHORITY ........................................ 12

     SECTION 5.02. GENERAL DUTIES ........................................... 12

     SECTION 5.03. ACTION UPON INSTRUCTION .................................. 12

                                      -i-

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                          TABLE OF CONTENTS (cont'd.)


     SECTION 5.04.  NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT
                    OR IN INSTRUCTIONS .....................................  13

     SECTION 5.05.  NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR
                    INSTRUCTIONS ...........................................  13

     SECTION 5.06.  RESTRICTIONS ...........................................  13

ARTICLE VI    CONCERNING THE TRUST COMPANY AND THE OWNER TRUSTEE ...........  14

     SECTION 6.01   ACCEPTANCE OF TRUST AND DUTIES .........................  14

     SECTION 6.02.  FURNISHING OF DOCUMENTS ................................  15

     SECTION 6.03.  REPRESENTATIONS AND WARRANTIES .........................  15

     SECTION 6.04.  RELIANCE; ADVICE OF COUNSEL ............................  15

     SECTION 6.05.  NOT ACTING IN INDIVIDUAL CAPACITY ......................  16

     SECTION 6.06.  OWNER TRUSTEE NOT LIABLE FOR CERTIFICATES,
                    NOTES OR RECEIVABLES ...................................  16

     SECTION 6.07.  OWNER TRUSTEE MAY OWN NOTES ............................  16

     SECTION 6.08.  PAYMENTS FROM TRUST ESTATE .............................  17

ARTICLE VII   COMPENSATION OF TRUST COMPANY ................................  18

     SECTION 7.01.  TRUST COMPANY'S FEES AND EXPENSES ......................  18

     SECTION 7.02.  INDEMNIFICATION ........................................  18

     SECTION 7.03.  PAYMENTS TO THE OWNER TRUSTEE ..........................  18

     SECTION 7.04.  NON-RECOURSE OBLIGATIONS ...............................  18

ARTICLE VIII  TERMINATION OF TRUST AGREEMENT ...............................  19

     SECTION 8.01.  TERMINATION OF TRUST AGREEMENT .........................  19

ARTICLE IX    SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES .......  20

     SECTION 9.01.  ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE .............  20

     SECTION 9.02.  RESIGNATION OR REMOVAL OF OWNER TRUSTEE ................  20

     SECTION 9.03.  SUCCESSOR OWNER TRUSTEE ................................  20

     SECTION 9.04.  MERGER OR CONSOLIDATION OF OWNER TRUSTEE ...............  21

     SECTION 9.05.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE ..........  21

ARTICLE X     MISCELLANEOUS ................................................  23

     SECTION 10.01. SUPPLEMENTS AND AMENDMENTS .............................  23

     SECTION 10.02. NO LEGAL TITLE TO TRUST ESTATE IN TRANSFEROR ...........  24

     SECTION 10.03. LIMITATIONS ON RIGHTS OF OTHERS ........................  24

     SECTION 10.04. NOTICES ................................................  24

     SECTION 10.05. SEVERABILITY ...........................................  24

     SECTION 10.06. SEPARATE COUNTERPARTS ..................................  24

                                       ii

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                          TABLE OF CONTENTS (cont'd.)

     SECTION 10.07. SUCCESSORS AND ASSIGNS .................................  24

     SECTION 10.08. NONPETITION COVENANTS ..................................  25

     SECTION 10.09. NO RECOURSE ............................................  25

     SECTION 10.10. HEADINGS ...............................................  25

     SECTION 10.11. GOVERNING LAW ..........................................  25

     SECTION 10.12. [RESERVED] .............................................  25

     SECTION 10.13. ACCEPTANCE OF TERMS OF AGREEMENT .......................  25

     SECTION 10.14. INTEGRATION OF DOCUMENTS ...............................  25

                          TABLE OF CONTENTS (cont'd.)

                                    EXHIBITS


EXHIBIT A  FORM OF TRANSFEROR CERTIFICATE .................................  A-1

EXHIBIT B  CERTIFICATE OF TRUST OF HOUSEHOLD AFFINITY CREDIT CARD
           MASTER NOTE TRUST I ............................................  B-1

                                       iv

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     HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I TRUST AGREEMENT, dated as of February 14, 2003, between HOUSEHOLD AFFINITY FUNDING CORPORATION III, a Delaware corporation, as Transferor, and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Agreement" shall mean this Trust Agreement relating to the Household Affinity Credit Card Master Note Trust I, as the same may be amended, modified or otherwise supplemented from time to time.

     "Certificate of Trust" shall mean the Certificate of Trust of the Trust in the form attached hereto as Exhibit B which has been filed for the Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

     "Certificates" shall mean, unless otherwise indicated, the Transferor Certificate and any Supplemental Certificates.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration; or such other address as the Owner Trustee may designate by notice to the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Transferor).

     "Delaware Statutory Trust Act" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.(S)(S)3801 et seq., as amended from time to time, and any successor statute thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Expenses" shall have the meaning specified in Section 7.02.

     "Foreclosure Remedy" shall have the meaning specified in the Indenture.

     "Indemnified Parties" shall have the meaning specified in Section 7.02.

     "Indenture" shall mean the Master Indenture, dated as of February 18, 2003, between the Issuer and The Bank of New York, as Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "Indenture Trustee" shall mean The Bank of New York, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

     "Issuer" shall mean the Trust.

     "Owner" shall mean Household Affinity Funding Corporation III, and its successors and permitted assigns, in its capacity as holder of the Transferor Certificate and beneficial owner of the Trust hereunder.

     "Owner Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement (unless otherwise specified herein).

     "Plan" shall mean (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA or (ii) a plan (within the meaning of Section 4975(e)(2) of the Code) that is subject to
Section 4975 of the Code.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Supplemental Certificate" shall have the meaning specified in subsection 3.06(b).

     "Transaction Documents" shall mean, with respect to any Series of Notes, the Receivables Purchase Agreements, the Transfer and Servicing Agreement, the Indenture, the related Indenture Supplement, the Transferor Certificate, the Certificate of Trust and such other documents and certificates delivered in connection herewith and therewith.

     "Transfer and Servicing Agreement" shall mean the Transfer and Servicing Agreement, dated as of February 18, 2003, among the Issuer, the Transferor and Household Finance Corporation, as Servicer, as the same may be amended, supplemented or otherwise modified from time to time.

     "Transferor" shall mean Household Affinity Funding Corporation III, in its capacity as Transferor hereunder and its successors and assigns in such capacity.

     "Transferor Certificate Supplement" shall have the meaning specified in subsection 3.06(b).

     "Transferor Certificate" shall mean the Transferor's uncertificated beneficial interest in the Trust as set forth in Section 3.06; provided, however, if the Transferor elects to evidence such beneficial interest in certificated form pursuant to Section 3.06, the certificate shall be executed by the Trust and authenticated by or on behalf of the Owner Trustee, substantially in the form of Exhibit A.

     "Trust" shall mean the statutory trust created by this Agreement and the filing of the Certificate of Trust with the Secretary of State.

     "Trust Company" shall mean Wilmington Trust Company, a Delaware banking corporation.

     "Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Section 2.05 of this Agreement and Section 2.01 of the Transfer and Servicing Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Collection Account, the Series Accounts and the Special Funding Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Transaction Documents.

     "Trust Termination Date" shall have the meaning specified in Section 8.01.

     Section 1.02. Other Definitional Provisions. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Transfer and Servicing Agreement or, if not defined therein, in the Indenture.

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                               [End of Article I]

                                   ARTICLE II

                                  ORGANIZATION

     Section 2.01. Name. The Trust created hereby shall be known as "Household Affinity Credit Card Master Note Trust I," under which name the Trust or the Owner Trustee, on behalf of the Trust, may conduct any activities and business of the Trust contemplated hereby, execute contracts and other instruments and sue and be sued.

     Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Indenture Trustee and the Transferor.

     Section 2.03. Purposes and Powers; Trust to Operate as a Single Purpose Entity. The purpose of the Trust is and the Trust and the Owner Trustee, on behalf of the Trust, shall have the power and authority to engage in the following activities:

          (i) to execute, deliver and issue the Notes pursuant to the Indenture and to issue the Certificates pursuant to this Agreement;

          (ii) with the proceeds of the sale of the Notes and the Certificates, to acquire the Receivables and related property and to pay the Transferor the amounts owed pursuant to Section 2.01 of the Transfer and Servicing Agreement;

          (iii) to assign, grant, pledge, transfer, convey and mortgage the Collateral pursuant to the Indenture and to hold, manage and distribute to the Transferor and the Noteholders pursuant to the terms of this Agreement and the Transaction Documents any portion of the Collateral released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to execute, deliver and perform its obligations under the Transaction Documents to which it is to be a party;

          (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

          (vi)  to own preferred stock in the Transferor; and

          (vii) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of payments to the Noteholders and distributions to the Transferor.

     The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Transaction Documents.

     Section 2.04. Appointment of Owner Trustee. The Transferor hereby appoints the Trust Company as Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act.

     Section 2.05. Initial Capital Contribution of Trust Estate. The Transferor hereby assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1 and one share of preferred stock of the Transferor. The Owner Trustee hereby acknowledges receipt in trust from the Transferor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be held by the Owner Trustee. The Transferor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owner, subject to the obligations of the Trust under the Transaction Documents to which it is a party. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitutes the governing instrument of such statutory trust. It is the intention of the parties hereto that, for income and franchise tax purposes, the Trust and its assets shall be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Transferor. The parties hereto agree that they will take no action contrary to the foregoing intention. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

     Section 2.07. Title to Trust Estate. Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     Section 2.08. Situs of Trust; Principal Office of Owner Trustee. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     Section 2.09. Representations and Warranties of Transferor. The Transferor hereby represents and warrants to the Owner Trustee that:

     (a) The Transferor is a Delaware corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and any other document related hereto to which it is a party and to perform its obligations as contemplated hereby and thereby.

     (b) The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on its ability to perform its obligations under this Agreement or any other document related hereto to which the Transferor is a party.

     (c) The execution and delivery by the Transferor of this Agreement and the consummation by the Transferor of the transactions provided for in this Agreement and in the other Transaction Documents to which the Transferor is a party have been duly authorized by the Transferor by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Transferor is a party will remain, from the time of its execution, an official record of the Transferor; the Transferor has the power and authority to assign the property to be assigned to and deposited with the Trust pursuant to Section 2.05 of this Agreement and Section 2.01 of the Transfer and Servicing Agreement.

     (d) The execution and delivery by the Transferor of this Agreement, the performance by the Transferor of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Transferor's ability to perform its obligations under this Agreement).

     (e) The execution and delivery by the Transferor of this Agreement, the performance by the Transferor of the transactions contemplated by this Agreement and the fulfillment by the Transferor of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

     (f) There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Transferor (i) asserting the invalidity of this Agreement or any of the Transaction Documents to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Transferor is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or the Transaction Documents to which the Transferor is a party, or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Transaction Documents to which the Transferor is a party.

     Section 2.10. Liability of Holders of the Certificates. The holders of the Certificates shall not be personally liable for the debts or other obligations of the Trust except to the extent provided otherwise in the Transaction Documents.

     Section 2.11. Payments and Distributions.

     (a) Any amount held by the Trust with respect to the Trust Estate which is not, and will not be, allocable to the Indenture Trustee to be applied in accordance with the Indenture, and which is otherwise available for distribution, shall be applied on the first Business Day following each Distribution Date in the following order:

         (i) to the extent not otherwise paid, to pay any other operating or administrative expenses of the Trust; and

         (ii) to distribute any remaining amounts and other property to the holders of the Certificates.

The Servicer shall deliver a statement to the Owner Trustee setting forth the amounts to be applied pursuant to such clauses (i) and (ii), which the Owner Trustee may rely upon in making any payment.

     (b) All payments and distributions required to be made to the holders of the Certificates pursuant to this Section 2.11 shall be made to the holders of the Certificates by wire transfer of immediately available funds or by such other means as are acceptable to the Owner Trustee to the extent the Owner Trustee receives all necessary payment information from the holders of the Certificates at least five Business Days prior to such payment or distribution; provided that, payments and distributions to the Holders of the Certificates will only be made under this Section 2.11 to the extent that (i) the value of the assets of the Trust exceed the value of the liabilities of the Trust and
(ii) following any such payment and distribution, the Trust will have sufficient assets to satisfy all probable liabilities of the Trust and provided further that the Owner Trustee shall assume that the provisions of clauses (i) and (ii) are satisfied unless the Indenture Trustee informs the Owner Trustee otherwise.

     Section 2.12. Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.

     Section 2.13. Closing. The transfer, assignment, set-over, pledge and conveyance of the Trust Estate and the initial issuance of Notes shall take place on February 18, 2003 at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103.

     Section 2.14. Books and Records. The Transferor agrees to authorize, record and file, at its own expense, any financing statements (and amendments with respect to such financing statements when applicable) required to be filed with respect to the Trust Estate assigned by the Transferor pursuant to this Agreement and the Transfer and Servicing Agreement, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary under the applicable UCC to perfect the transfer, assignment, set-over, pledge and conveyance of the Trust Estate to the Trust, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filings to the Trust (excluding such amendments, which shall be delivered promptly after filing).

     Section 2.15. Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Except to the extent specifically set forth in the Transaction Documents, the Owner shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                               [End of Article II]

                                   ARTICLE III

                                  CERTIFICATES

     Section 3.01. Initial Ownership. Upon the creation of the Trust, the Transferor shall be the Owner of the Trust.

     Section 3.02. Form of Certificates. (a) The Transferor or any Additional Transferor may elect at any time, by written notice to the Owner Trustee, to have its interest in the Trust be (i) an uncertificated interest or (ii) evidenced by a certificate. The Transferor Certificate, if certificated, will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Transferor to the Owner Trustee for authentication and redelivery as provided in Section 3.03. If the Transferor or any Additional Transferor elects to have its interest in the Trust be uncertificated, it shall deliver to the Owner Trustee for cancellation any Transferor Certificate or Supplemental Certificate, as the case may be, previously issued and the Owner Trustee shall make appropriate entries in its books and records to evidence such uncertificated interest in the Trust. The Owner Trustee shall keep with the books and records of the Trust a register, in book-entry form, of each Person owning any uncertificated interest in the Trust.

     (b) The Certificates, if certificated, shall be executed on behalf of the Trust by manual or facsimile signature of the Owner Trustee. The Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when duly authenticated pursuant to Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificates or did not hold such offices at the date of authentication and delivery of the Certificates.

     Section 3.03. Authentication of Certificates. The Owner Trustee shall authenticate and deliver the Certificate, if certificated, upon the written order of the Transferor, signed by its chairman of the board, its president, any vice president, secretary, any assistant treasurer or any authorized signatory, without further corporate action by the Transferor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Owner Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Each Certificate shall be dated the date of its authentication.

     Section 3.04. Restrictions on Transfer. To the fullest extent permitted by applicable law, the Certificates (or any interest therein) may not be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person; provided, however, that a Certificate (or any interest therein) may be sold, transferred, assigned, participated, pledged or otherwise disposed of if the transferor thereof has provided (a) the Owner Trustee and the Indenture Trustee with (i) a Tax Opinion relating to such sale, transfer, assignment, participation, pledge or other disposition and (ii) a representation letter from the transferee to the effect that the transferee is not a Plan and is not acting on behalf of or investing the assets of a Plan and (b) each Rating Agency written notice (unless such notice requirement is otherwise waived by the Rating Agency) ten days prior to such transfer.

     Section 3.05. Mutilated, Destroyed, Lost or Stolen Certificate. If (a) any mutilated Certificate is surrendered to the Owner Trustee, or the Owner Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Owner Trustee such security or indemnity as may be required by it to hold the Owner Trustee harmless, then, the Owner

Trustee on behalf of the Trust shall execute, and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate of like tenor (including the same date of issuance) and denomination. Upon the issuance of any replacement Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith. Every replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute complete and indefeasible evidence of an interest in the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 3.06. Issuance of New Transferor Certificates. (a) The Transferor Certificate shall represent an undivided beneficial interest in the Trust Estate subject to the lien of the Notes, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Transferor on behalf of all holders of the Transferor Certificates.

     (b) At any time, a Transferor may surrender its certificated Transferor Certificate to the Owner Trustee or request in writing that the Owner Trustee transfer an uncertificated Transferor Certificate on the books and records of the Trust in exchange for a newly issued certificated or uncertificated Transferor Certificate and a second certificated or uncertificated interest in the Transferor's interest (a "Supplemental Certificate") in the Trust, the terms of which shall be defined in a supplement (a "Transferor Certificate Supplement") to this Agreement (which Transferor Certificate Supplement shall be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement); to be delivered to or upon the order of the Transferor (or the Holder of a Supplemental Certificate, in the case of the transfer and exchange thereof); provided, however, notwithstanding anything contained herein, any exchange of a certificated Transferor Certificate for an uncertificated Transferor Certificate or an uncertificated Transferor Certificate for a certificated Transferor Certificate by the Holder of such Transferor Certificate shall not be subject to the conditions set forth in clauses (i) through (vi) below. Except as set forth in the proviso to the immediately preceding sentence, the issuance of any such Supplemental Certificate shall be subject to satisfaction of the following conditions:

          (i) on or before the fifth day immediately preceding the Transferor Certificate surrender and exchange, the Transferor shall have given the Owner Trustee, the Servicer, the Indenture Trustee and each Rating Agency notice (unless such notice requirement is otherwise waived) of such Transferor Certificate surrender and exchange;

          (ii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee any related Transferor Certificate Supplement in form satisfactory to the Owner Trustee and the Indenture Trustee, executed by each party hereto (other than the Owner Trustee, the Indenture Trustee and the Holder of the Supplemental Certificate, if any);

          (iii) the Rating Agency Condition shall have been satisfied with respect to such Transferor Certificate surrender and exchange;

          (iv) such surrender and exchange will not result in any Adverse Effect and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the date of such surrender and exchange to the effect that the Transferor reasonably believes that such surrender and exchange will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect and that all other conditions to the issuance of such Supplemental Certificates have been satisfied;

          (v) the Transferor shall have delivered to the Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the date of such surrender (or transfer) and exchange with respect to such surrender and exchange; and

          (vi) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest theretofore conveyed to the Trust as of the date of such surrender and exchange shall be greater than the Required Minimum Principal Balance as of the date of such surrender and exchange after giving effect to such surrender and exchange.

     (c) Any Supplemental Certificate held by any Person may be transferred or exchanged only upon the delivery to the Owner Trustee and the Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

                              [End of Article III]

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

     Section 4.01. Prior Notice to Transferor with Respect to Certain Matters. With respect to the following matters, unless otherwise instructed by the Transferor, the Trust shall not take action unless at least thirty (30) days before the taking of such action the Owner Trustee shall have notified the
Transferor:

     (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on the Trust Estate) and the settlement of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on the Trust Estate);

     (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Transferor; or

     (d) the appointment pursuant to the Indenture of a replacement or successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar or Indenture Trustee of its obligations under the Indenture.

     Section 4.02. Restrictions on Power. The Owner Trustee shall not be required to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under any of the Transaction Documents or would be contrary to Section 2.03.

                               [End of Article IV]

                                    ARTICLE V

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

     Section 5.01. General Authority. Each of the Trust and the Owner Trustee, in the name and on behalf of the Trust, shall have the power and authority, and is hereby authorized and directed to execute and deliver the Transaction Documents to which the Trust is a party and each certificate or other document attached as an exhibit to or contemplated by or in connection with the Transaction Documents to which the Trust is to be a party, including, without limitation, a filing authorization authorizing the filing of a financing statement with the Secretary of State on the date hereof in connection with the Indenture, the Certificates and the Notes, or any amendment thereto or other agreement, in each case, in such form as the Transferor shall approve as evidenced conclusively by the Owner Trustee's execution thereof and the Transferor's execution of the related documents. In addition to the foregoing, the Owner Trustee, in the name and on behalf of the Trust, is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee, in the name and on behalf of the Trust, is further authorized from time to time to take such action as the Transferor or the Servicer directs in writing with respect to the Transaction Documents.

     Section 5.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents to which it is a party and to administer the Trust in the interest of the Owner, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Transaction Documents to the extent the Servicer has agreed in the Transfer and Servicing Agreement or other Transaction Document to perform any act or to discharge any duty of the Owner Trustee or the Trust under any Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Transfer and Servicing Agreement.

     Section 5.03. Action Upon Instruction.

     (a) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of any Transaction Document or is otherwise contrary to law.

     (b) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Transferor received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

     (c) In the event that the Owner Trustee is unsure as to the application of any provision of any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Transferor requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not in violation of the Transaction Documents, as it shall deem to be in the best interests of the Transferor, and shall have no liability to any Person for such action or inaction.

     Section 5.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust or the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03; and no implied duties or obligations shall be read into any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for any filing or recording, including filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or to the Trust hereunder or to prepare or file any Commission filing for the Trust or to record any Transaction Document. The Trust Company nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Trust Company that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

     Section 5.05. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the Transaction Documents and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03.

     Section 5.06. Restrictions. The Owner Trustee shall not take any action (a) that, to the actual knowledge of the Owner Trustee, would violate the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

     Section 5.07. Notwithstanding anything to the contrary herein or in any Transaction Document or other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Owner Trustee, the Trust or any other Person any filings, certificates, affidavits or other instruments required by the SEC or required under the Sarbanes-Oxley Act of 2002. Notwithstanding any Person's right to instruct the Owner trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required by the SEC or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under any Transaction Document.

                               [End of Article V]

                                   ARTICLE VI

               CONCERNING THE TRUST COMPANY AND THE OWNER TRUSTEE

     Section 6.01 Acceptance of Trust and Duties. The Trust Company accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trust, but only upon the terms of this Agreement. The Trust Company also agrees to disburse all moneys actually received by it constituting part of the Trust Estate in accordance with the terms of the Transaction Documents. The Trust Company shall not be answerable or accountable under this Agreement or any Transaction Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Trust Company shall not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same will not constitute willful misconduct or negligence;

     (b) the Trust Company shall not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of the Servicer or the Transferor;

     (c) no provision of this Agreement or any other Transaction Document shall require the Trust Company to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Transaction Document, if the Trust Company shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) except for Section 6.03 of this Agreement, under no circumstances shall the Trust Company be liable for any representation, warranty, consent or other indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

     (e) the Trust Company shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents, other than the genuineness of signatures on the Certificate of Trust and the certificate of authentication on the Certificates, and the Trust Company shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Owner, other than as expressly provided for herein or expressly agreed to in the other Transaction Documents;

     (f) the Trust Company shall not be liable for the default or misconduct of the Transferor, the Owner, the Servicer or the Indenture Trustee under any of the Transaction Documents or otherwise, and the Trust Company shall have no obligation or liability to perform the obligations of the Trust under the Transaction Documents that are required to be performed by the Indenture Trustee under the Indenture or the Servicer under the Transfer and Servicing Agreement;

     (g) the Trust Company shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of the Transferor, unless the Transferor has offered to the Trust Company security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trust Company therein or thereby. The right of the Trust Company to perform any discretionary act enumerated in this Agreement or any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for, other than its negligence or willful misconduct in the performance of, any such act; and

     (h) Notwithstanding anything contained herein to the contrary, the Trust Company shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Trust Company; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Trust Company shall be entitled to obtain advice of counsel (which advice shall be an expense of the Transferor) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Trust Company that such action will result in such consequences, the Transferor shall appoint an additional trustee pursuant to Section 9.05 hereof to proceed with such action.

     Section 6.02. Furnishing of Documents. The Owner Trustee shall furnish to the Transferor and the Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Trust Estate.

     Section 6.03. Representations and Warranties. The Trust Company hereby represents and warrants to the Transferor that:

     (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Trust Company or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     (d) The Trust Company complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.

     Section 6.04. Reliance; Advice of Counsel.

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such Persons.

     Section 6.05. Not Acting in Individual Capacity. Except as expressly provided in this Article VI, in accepting the trust hereunder, the Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 6.06. Owner Trustee Not Liable for Certificates, Notes or Receivables. The recitals contained herein and in the Certificates (other than the genuineness of the signature and counter-signature of the Owner Trustee on the Certificates and the Trust Company's representations and warranties in
Section 6.03) shall be taken as the statements of the Transferor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document or the Certificates (other than the genuineness of the signature and counter-signature of the Owner Trustee on the Certificates), the Notes or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Receivables or the perfection and priority of any security interest in the Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of the Receivables; the existence and contents of the Receivables on any computer or other record thereof; the validity of the assignment of the Receivables to the Trust or of any intervening assignment; the completeness of the Receivables; the performance or enforcement of the Receivables; the compliance by the Transferor with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Servicer or the Indenture Trustee taken in the name of the Owner Trustee.

     Section 6.07. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Transferor, the Servicer and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

     Section 6.08. Payments from Trust Estate. All payments to be made by the Owner Trustee or any Paying Agent under this Agreement or any of the Transaction Documents or, with respect to Certificates, any Series Supplement or any Series related document to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Trust Estate to make such payments in accordance with the terms hereof. Wilmington Trust Company, or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Transaction Documents or, with respect to the Notes, the Certificates or any Series related document to which the Trust or the Owner Trustee is a party.

                               [End of Article VI]

                                   ARTICLE VII

                          COMPENSATION OF TRUST COMPANY

     Section 7.01. Trust Company's Fees and Expenses. The Trust Company shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Transferor and the Trust Company, and the Trust Company shall be entitled to be reimbursed by the Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee's right to enforce such obligation shall be subject to the provisions of Section 10.08.

     Section 7.02. Indemnification. To the fullest extent permitted by law, the Transferor shall be liable as primary obligor for, and shall indemnify the Trust Company and its successors, assigns, agents, employees and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Transaction Documents, the Trust Estate, the acceptance and administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder; provided that the Transferor shall not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01; provided further, that the Transferor shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.03 made by the Indemnified Party. An Indemnified Party's right to enforce such obligation shall be subject to the provisions of Section 10.08. The indemnities contained in this Section 7.02 shall survive the resignation or removal of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.02, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

     Section 7.03. Payments to the Owner Trustee. Any amounts paid to an Indemnified Party pursuant to this Article VII shall be deemed not to be a part of the Trust Estate immediately after such payment.

     Section 7.04. Non-recourse Obligations. Notwithstanding anything in this Agreement or any Transaction Document or, with respect to the Certificates or Notes, any Indenture Supplement or any Series related document, the Trust Company agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Trust Company, individually or as Owner Trustee for the Trust, shall be recourse to the Trust Estate only and specifically shall not be recourse to the assets of any Certificateholder, Noteholder or Owner.

                              [End of Article VII]

                                  ARTICLE VIII

                         TERMINATION OF TRUST AGREEMENT

     Section 8.01. Termination of Trust Agreement.

     (a) The Trust shall dissolve and commence winding-up of its affairs upon the earlier of (i) dissolution of the Trust in accordance with applicable law and (ii) at the option of the Transferor, the day on which the right of all series of Notes to receive payments from the Trust Estate has terminated (the "Trust Termination Date"). After satisfaction of liabilities of the Trust as provided by Section 3808 of the Delaware Statutory Trust Act, any money or other property held as part of the Trust Estate following such dissolution shall be distributed to the Owner. The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Transferor shall not (x) operate to terminate this Agreement or the Trust, or (y) entitle the Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or
(z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in subsection 8.01(a), neither the Transferor nor the Owner shall be entitled to revoke or terminate the Trust.

     (c) Upon completion of the winding up of the Trust in accordance with the Delaware Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act and thereupon the Trust and this Agreement (other than Article X) shall terminate.

                              [End of Article VIII]

                                   ARTICLE IX

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     Section 9.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a Person satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a long-term unsecured rating of at least Baa3 by Moody's, at least BBB- by Standard & Poor's and, if rated by Fitch, at least BBB- by Fitch, or otherwise satisfactory to each Rating Agency. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

     Section 9.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Transferor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Owner Trustee. If the Transferor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly (i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Transferor shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency.

     Section 9.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Transferor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Transferor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations. Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, such successor Owner Trustee shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

     No successor Owner Trustee shall accept appointment as provided in this
Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Transferor shall mail notice of such acceptance of appointment including the name of such successor Owner Trustee to the Indenture Trustee, the Noteholders and each Rating Agency. If the Transferor shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Transferor.

     Section 9.04. Merger or Consolidation of Owner Trustee. Notwithstanding anything herein to the contrary, any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder (provided that such Person shall meet the eligibility requirements set forth in Section 9.01), without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, further that (a) the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency and (b) the Owner Trustee shall file any necessary amendments to the Certificate of Trust with the Secretary of State.

     Section 9.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Transferor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of the Transferor and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Transferor and the Owner Trustee may consider necessary or desirable. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Transferor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Transferor.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                               [End of Article IX]

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 10.01. Supplements and Amendments. This Agreement may be amended from time to time, by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with the written consent of the Indenture Trustee and 10 days prior written notice to the Rating Agencies, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that such amendment will not (i) as evidenced by an Officer's Certificate of the Transferor addressed and delivered to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder or the Owner and (ii) as evidenced by an Opinion of Counsel addressed and delivered to the Owner Trustee and the Indenture Trustee, cause the Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided further that Section 2.03 of this Agreement may be amended only with the consent of the Holders of Notes evidencing more than 50% of the Outstanding Amount of the Notes. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by the Transferor and the Owner Trustee without the consent of the Indenture Trustee or any of the Noteholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income; provided, however, that (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, (ii) each Rating Agency will have notified the Transferor, the Servicer, the Indenture Trustee and the Owner Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment and (iii) such amendment does not affect the rights, duties or obligations of the Owner Trustee hereunder. The amendments which the Transferor may make without the consent of Noteholders pursuant to the preceding sentence may include, without limitation, the addition of a sale of Receivables.

     This Agreement may also be amended from time to time by a written amendment duly executed and delivered by the Transferor and the Owner Trustee, with prior written notice to each Rating Agency, with the consent of the Indenture Trustee and, the Holders of Notes evidencing more than 50% of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that without the consent of all Noteholders, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment; provided further such amendment shall be subject to delivery to the Indenture Trustee of a Tax Opinion.

     Promptly after the execution of any such amendment or consent, the Transferor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Rating Agency.

     It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an officer's certificate of the Transferor to the effect that the conditions to such amendment have been satisfied.

     The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 10.02. No Legal Title to Trust Estate in Owner. The Owner shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title, and interest of the Owner to and in its undivided beneficial interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 10.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee (as such or in its individual capacity), the Transferor, the holder of any Certificate and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 10.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee or Indenture Trustee shall be deemed given only upon actual receipt by the Owner Trustee or Indenture Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Indenture Trustee, addressed to The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286,
Attention: Asset-Backed Securities Unit; if to the Transferor, addressed to Household Affinity Funding Corporation III, 1111 Town Center Drive, Las Vegas, Nevada 89144, Attention: Manager-Compliance, if to Fitch, addressed to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, if to Moody's, addressed to Moody's Investors Service Inc., 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Group, if to Standard & Poor's, addressed to Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention: Credit Card ABS or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 10.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee (as such or in its individual capacity) and its successors and the Transferor and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Transferor shall bind the successors and assigns of the Transferor.

         Section 10.08. Nonpetition Covenants. To the fullest extent permitted by applicable law, notwithstanding any prior termination of the Trust or this Agreement, the Owner Trustee (not in its individual capacity) shall not at any time with respect to the Trust or the Transferor, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust or the Transferor; provided, however, that this Section 10.08 shall not operate to preclude any remedy described in Article V of the Indenture.

         Section 10.09. No Recourse. Each Person owning or holding a Certificate by accepting the Certificates (other than the Trust) acknowledges that the Certificates do not represent interests in or obligations of the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof (other than the Trust), and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

         Section 10.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 10.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.12. [Reserved].

         Section 10.13. Acceptance of Terms of Agreement. THE RECEIPT AND ACCEPTANCE OF THE TRANSFEROR CERTIFICATE BY THE TRANSFEROR, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE TRANSFEROR OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND THE TRANSFEROR.

         Section 10.14. Integration of Documents. This Agreement constitutes the entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements relating to the subject matter hereof and thereof.

                               [End of Article X]

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                               WILMINGTON TRUST COMPANY

                               By: /s/ Anita E. Dallago
                                  ------------------------------------
                                   Name:  Anita E. Dallago
                                   Title: Senior Financial Services Officer

                               HOUSEHOLD AFFINITY FUNDING CORPORATION III, as Transferor

                               By: /s/ S. H. Smith
                                  ------------------------------------
                                   Name:  S. H. Smith
                                   Title: Vice President and Assistant Treasurer

                                                                       EXHIBIT A

                         Form of Transferor Certificate

         THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

         THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRANSFER AND SERVICING AGREEMENT REFERRED TO HEREIN.

No. R-__                                                                One Unit

               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I
                             TRANSFEROR CERTIFICATE

                     THIS CERTIFICATE REPRESENTS AN INTEREST
                              IN THE ASSETS OF THE
               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I

         Evidencing a beneficial interest in a trust, the corpus of which consists primarily of an interest in receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit accounts transferred by Household Affinity Funding Corporation III (the "Transferor").

               (Not an interest in or obligation of the Transferor
                            or any affiliate thereof)

         This certifies that HOUSEHOLD AFFINITY FUNDING CORPORATION III is the registered owner of an undivided beneficial interest in the assets of Household Affinity Credit Card Master Note Trust I (the "Trust") subject to the lien of the Noteholders pursuant to the Master Indenture, dated as of February 18, 2003 (as amended and supplemented, the "Indenture"), between the Trust and The Bank of New York, as Indenture Trustee, and not allocated to the interest of any Holder of a Supplemental Certificate pursuant to the Trust Agreement, dated as of February 14, 2003 (as amended and supplemented, the "Trust Agreement"), between Household Affinity Funding Corporation III, a Delaware corporation, as Transferor, and Wilmington Trust Company. The corpus of the Trust consists of
(a) a portfolio of certain receivables (the "Receivables") existing in the revolving credit accounts identified under the Transfer and Servicing Agreement, dated as of February 18, 2003 (the "Transfer and Servicing Agreement"), among the Transferor, Household Finance Corporation, as Servicer (the "Servicer"), and the Trust, as Issuer from time to time (the "Accounts"), (b) certain Receivables generated under the Accounts from time to time thereafter, (c) certain funds collected or to be collected from accountholders in respect of the Receivables,
(d) all funds which are from time to time on deposit in the Collection Account, Special Funding Account and in the Series Accounts, (e) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Notes and (f) all other assets and interests constituting the Trust, including Interchange and Recoveries allocated to the Trust pursuant to the Transfer and Servicing Agreement. Although a summary of certain provisions of the Transfer and Servicing Agreement, the Trust Agreement and the Indenture (collectively, the "Agreements") is set forth below, this Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"), by writing to the Owner Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreements.

                  This Certificate is issued under the Trust Agreement and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

                  The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge and Administrative Receivables which arise generally from Periodic Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

                  This Certificate is the Transferor Certificate, which represents the undivided beneficial interest in the assets of the Trust, subject to the lien of the Notes, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Indenture. In addition to the Transferor Certificate, (a) Notes will be issued to investors pursuant to the Indenture, which will represent obligations of the Trust, and (b) Supplemental Certificates may be issued pursuant to the Trust Agreement.

                  Unless otherwise specified in an Indenture Supplement with respect to a particular Series the Transferor has entered into the Transfer and Servicing Agreement, and this Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) the Notes of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the Receivables and (b) the Trust shall not be treated as an association (or a publicly traded partnership) taxable as a corporation. The Transferor, by entering into the Transfer and Servicing Agreement and by the acceptance of this Transferor Certificate, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

                  Subject to certain conditions and exceptions specified in the Agreements, the obligations created by the Agreements and the Trust created thereby shall terminate on the Trust Termination Date.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  This Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions and the obligations, rights and remedies of the Transferor shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

                                                 HOUSEHOLD AFFINITY CREDIT CARD
                                                 MASTER NOTE TRUST I

                                                 By: WILMINGTON TRUST COMPANY,
                                                     not in its individual
                                                     capacity but solely as
                                                     Owner Trustee

                                                 By
                                                     ---------------------------
                                                     Name:
                                                     Title:

Dated:   [_________ __, ____]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Transferor Certificate described in the within-mentioned Agreement.

                                                 WILMINGTON TRUST COMPANY,
                                                 not in its individual capacity
                                                 but solely as Owner Trustee

                                                 By:
                                                     ---------------------------
                                                     Authorized Signatory

                                                                       EXHIBIT B

                             CERTIFICATE OF TRUST OF
               HOUSEHOLD AFFINITY CREDIT CARD MASTER NOTE TRUST I

         THIS Certificate of Trust of Household Affinity Credit Card Master Note Trust I (the "Trust") has been duly executed and is being filed by Wilmington Trust Company, a Delaware banking corporation, as owner trustee, to create a statutory trust under the Delaware Statutory Trust Act (12 Del. C., (S) 3801 et seq.).

         1. Name. The name of the statutory trust created hereby is Household Affinity Credit Card Master Note Trust I.

         2. Delaware Trustee. The name and business address of the owner trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective on February 14, 2003.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Delaware Statutory Trust Act.

                                                 WILMINGTON TRUST COMPANY, not
                                                 in its individual capacity but
                                                 solely as Owner Trustee

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                       B-1